Exhibit 10.6

Form of Employment Contract

This contract of employment is entered into between MAN LOONG BULLION COMPANY LIMITED (hereinafter referred to as ‘Employer’) and _____________(hereinafter referred to as ‘Employee’) on __________under the terms and conditions of employment below:

TERMS OF EMPLOYMENT

We (Man Loong Bullion Company Limited) are pleased to inform you that subject to your acceptance of the following Terms of Employment, your application for a position in the Company is accepted.

Position: ___________

Basic Salary: ____________________

Commencement Date:  ________________________

Working Hours:	09:30am to 18:00pm (Monday and American’s Calendar the day after Holiday) 08:00am to 18:00pm (Tuesday to Friday) Subject to change to be determined by the Company from time to time.

Annual Leave:	Ten days per year after you have completed your probation (subjects to the availability of manpower and the Company’s prior approval).

Double Pay:	An extra month salary will be paid after completion of one year or prorate payment according to the number of months in service as yours performance.

Termination of Employment Contract:
A notice period of 14 days or an equivalent amount of wages in lieu of notice should be given by both parties.

During the probation period - within the first month: without notice or wages in lieu of notice, after the first month: a notice period of 14 days or an equivalent amount of wages in lieu of notice.

Duty of Confidentiality:
Your undertake and warrant to the Company that you shall not divulge to or discuss with any outside party during or after the termination of your employment any information proprietary with the Company including any aspects of the Company’s business or the names of or contacts with individual clients or potential clients of the Company, nor allow or permit any person to have access to or inspect or make copies or extracts or to remove from the offices of the Company any papers or things whatsoever relation to or connected with the business of the Company or its clients without prior approval of the Company.

This duty of confidentiality is of the essence of your employment and any breach of the same may result in summary dismissal.  The Company reserves its rights to claim against you for any loss or damage incurred or suffered by it arising from or in connection with such breach.

This duty of confidentiality shall survive notwithstanding your employment is terminated for whatever for whatever reason.

Indemnity:
Your hereby agree and undertake that you shall indemnify the Company and each and every director and employee of the Company for the time being against all losses, damage costs and expenses which the Company and each and every director and employee of the Company may incur or sustain by reason of your breach of the provisions of these Terms of Employment.

No Outside Employment:	You are not permitted to take up any other job during your employment with the Company unless prior consent of the Company has been obtained.

Other Condition:
The Company may at its absolute discretion transfer you to any other positions or departments or places of business, including branches of the Company or shifts of work of the Company temporarily or permanently.

The Company shall be entitled, without prior notice to you and without giving any reason therefor, to amend at any time and from time to time any provisions of this contract at its contract at its absolute discretion. Such amendments shall take effect and be binding on you on such date as may be stated in any notice given by the Company to you relating to such amendments.

By Accepting these Terms of Employment, you hereby agree and undertake that in the event of your leaving the Company for any reason whatsoever, you agree and undertake that you will not at any time within six months following your leaving the Company:

-	Directly or indirectly undertake work which assist or advise in any matter or business competing with the business of the Company;
-
On your own account or otherwise canvass, solicit or endeavor to entice away from the Company business of any person, firm or body corporate who has been a client of the Company within two years immediately preceding your leaving the Company; or

-	Howsoever entice, offer to employ, employ or procure to employ any employee of the Company who is an employee of the Company at your leaving the Company.

If these Terms of Employment are acceptable to you, please sign at the space provided below.

Employee’s Signature	Manager’s Signature
Date:	Date: